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                                                                   EXHIBIT 10.31


                  FIRST AMENDMENT TO REVOLVING CREDIT AGREEMENT


         This First Amendment to Revolving Credit Agreement ("First Amendment") is made as of July 27, 1998 by and among Provant, Inc. ("Borrower"), a Delaware business corporation having its principal place of business at 67 Batterymarch Street, Suite 500, Boston, Massachusetts 02110, Fleet National Bank, a national banking association ("Fleet"), BankBoston, N.A., a national banking association ("BankBoston") and Fleet National Bank, as agent for itself and BankBoston (the "Agent").

                                    RECITALS

         WHEREAS, the Borrower, Fleet and the Agent have previously entered into that certain Revolving Credit Agreement, dated as of April 8, 1998 (the "Credit Agreement"), pursuant to which Fleet has made available to the Borrower a revolving credit loan facility having a maximum available borrowing amount of $40,000,000 (the "Original Commitment"); and

         WHEREAS, Fleet has this day assigned a portion of the Original Commitment held by it to BankBoston pursuant to an Assignment and Acceptance (as defined in the Credit Agreement), and the Borrower has issued replacement Notes to both Fleet and BankBoston to reflect the aforesaid Assignment and Acceptance; and

         WHEREAS, the parties hereto now desire to modify and amend the Credit Agreement in certain respects, all as more particularly set forth hereinbelow.

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree to modify and amend the Credit Agreement as follows:

         Section 1. DEFINITIONS. All capitalized terms used herein without definition shall have their respective meanings provided therefor in the Credit Agreement.

         Section 2. AMENDMENT OF SPECIFIC PROVISIONS. The following specific provisions of the Credit Agreement are hereby modified and amended:

         (a) in Section 7.4(a), the term "150 days" is hereby changed to "90 days";

         (b) in Section 7.4(b), the term "60 days" is hereby changed to "45 days";

         (c) in Section 8.5.1, clause (viii) shall be amended and restated in its entirety so as to read as follows:

                           "(viii) The cash consideration for the Permitted Acquisition does not exceed $15,000,000 and the total consideration for such Permitted Acquisition does not exceed $20,000,000 (in each case exclusive



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                                    of any additional cash consideration which
                                    may be payable in the future based upon
                                    earnings performance for periods subsequent to the Permitted Acquisition);"

         (d) in Section 8.5.1, subsection (z) of clause (ix) shall be amended and restated in its entirety so as to read as follows:

                           "(z) Audited financial statements for the most recently completed fiscal year of the Person being acquired (or whose assets are being substantially acquired), PROVIDED, HOWEVER, that if the fiscal year of such Person has concluded less than thirty (30) days prior to the closing of the Permitted Acquisition, then the Borrower shall be obligated to provide such audited financial statements for the most recently completed fiscal year of such Person within thirty (30) days following the closing of the Permitted Acquisition."

         (e) in Section 9.5, the phrase "to exceed 3.00:1.00" shall be deleted and in substitution thereof the phrase "to be less than 3.00:1.00" shall be inserted.

         (f) in Section 19(b), the name of the officer of the Agent to whose attention all notices should be addressed is hereby changed from Mary Barcus, Vice President to Susan Mason, Vice President; and

         (g) in Section 25, the second sentence shall be amended and restated in its entirety so as to read as follows:

                           "Notwithstanding the foregoing, the rate of interest on the Revolving Credit Notes (other than interest accruing pursuant to ss.4.9 following the effective date of any waiver by the Majority Banks of the Default or Event of Default relating thereto), the term of the Revolving Credit Notes, the amount of the Commitments of the Banks and the amount of the commitment fee and the letter of credit fee hereunder may not be changed without the written consent of the Borrower and the written consent of each Bank affected thereby; neither the Borrower nor any Subsidiary may be released from any of their respective obligations under the Stock Pledge Agreement or the Guaranty without the written consent of all of the Banks; the definition of Majority Banks may not be amended without the written consent of all the Banks; and ss.14 may not be amended without the written consent of the Agent."

         SECTION 3. The Credit Agreement, as modified or amended by this First Amendment, shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.



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         SECTION 4. MISCELLANEOUS. This First Amendment may be executed in several counterparts and by each party on a separate counterpart, each of which when executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this First Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought. This First Amendment is intended to take effect as a sealed instrument and shall for all purposes be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, (excluding the laws applicable to conflicts or choice of law).

         IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as an instrument under seal as of the date first above written.


                                     PROVANT, INC.


                                     By: /s/ Rajiv Bhatt
                                         -------------------------------------
                                         Title: Senior Vice President


                                     BANKBOSTON, N.A.


                                     By: /s/ Timothy Clifford
                                         -------------------------------------
                                         Title: Director


                                     FLEET NATIONAL BANK


                                     By: /s/ Susan Mason
                                         -------------------------------------
                                         Title: Vice President


                                     FLEET NATIONAL BANK, as AGENT


                                     By: /s/ Susan Mason
                                         -------------------------------------
                                         Title: Vice President






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